                                                                     EX-99.8(ii)

                                SECOND AMENDMENT
                   TO THE TARGET FUNDS PARTICIPATION AGREEMENT
               (FOR PRODUCTS SOLD THROUGH W&R DISTRIBUTION SYSTEM)
                                      AMONG
                        MINNESOTA LIFE INSURANCE COMPANY
                              WADDELL & REED, INC.
                             W&R TARGET FUNDS, INC.

      WHEREAS, Minnesota Life Insurance Company (the "Company"), and Waddell & Reed, Inc. ("W&R") which serves as the distributor to the W&R Target Funds, Inc. (the "Funds") listed on Exhibit B have a Fund Participation Agreement whereby shares of W&R's Funds are made available to serve as an underlying investment alternative for variable accounts of Minnesota Life Insurance Company; and

      WHEREAS, the Company and W&R desire to make additional Fund choices available to such additional separate accounts as have been established by the Company; and

      WHEREAS, the parties to the Agreement wish to amend Exhibit B of that existing Fund Participation Agreement executed the 12th day of December, 2003.

      NOW, THEREFORE, BE IT RESOLVED, that effective April 29, 2005, Exhibit B shall be replaced by the attached.

      IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the ____ day of ______________, 2006.

MINNESOTA LIFE INSURANCE COMPANY             WADDELL & REED INC.

______________________________________       ________________________________

By:  Robert J. Ehren                         By:_____________________________
     ---------------------------------

Its:  Vice President                         Its:____________________________

W&R TARGET FUNDS, INC.

By:___________________________________

Its:__________________________________

                                    EXHIBIT B
                           (AS AMENDED APRIL 29, 2005)
                                     TO THE
                      TARGET FUNDS PARTICIPATION AGREEMENT
               (FOR PRODUCTS SOLD THROUGH W&R DISTRIBUTION SYSTEM)
                                      AMONG
                        MINNESOTA LIFE INSURANCE COMPANY
                              WADDELL & REED, INC.
                                       AND
                             W&R TARGET FUNDS, INC.

                      FUNDS AVAILABLE TO VARIABLE ACCOUNTS

W&R Target Asset Strategy Portfolio
W&R Target Balanced Portfolio
W&R Target Bond Portfolio
W&R Target Core Equity Portfolio
W&R Target Dividend Income Portfolio
W&R Target Energy Portfolio (to be effective May 1, 2006)
W&R Target Global Natural Resources Portfolio
W&R Target Growth Portfolio
W&R Target High Income Portfolio
W&R Target International Growth Portfolio
W&R Target International Value Portfolio
W&R Target Limited-Term Bond Portfolio
W&R Target Micro Cap Growth Portfolio
W&R Target Mid Cap Growth Portfolio
W&R Target Money Market Portfolio
W&R Target Mortgage Securities Portfolio
W&R Target Real Estate Securities Portfolio
W&R Target Science and Technology Portfolio
W&R Target Small Cap Growth Portfolio
W&R Target Small Cap Value Portfolio
W&R Target Value Portfolio